EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 23, 2003 (except for the sixth paragraph of Note 1 as to which the date is March 24, 2004), with respect to the financial statements of SmartServ Online, Inc. included in the Registration Statement
(Amendment No. 1 to Form SB-2 No. 333-115462) and related Prospectus of SmartServ Online, Inc. for the registration of 28,058,096 shares of its common.



                                                           /s/ Ernst & Young LLP

New York, New York
July 26, 2004